EXHIBIT 8.1

101 South Queen Street

Martinsburg, West Virginia 25401

7000 Hampton Center

Morgantown, West Virginia 26505

501 Avery Street

Parkersburg, West Virginia 26101

Telephone — (304) 347-1100

Facsimile — (304) 343-3058

600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com February 3, 2017

Southpointe Town Center

1800 Main Street, Suite 200

Canonsburg, Pennsylvania 15317

1217 Chapline Street

Wheeling, West Virginia 26003

480 West Jubal Early Drive, Suite 130

Winchester, Virginia 22601

E-Mail Address:

www.bowlesrice.com

Richard M. Adams

United Bankshares, Inc.

514 Market Street

Post Office Box 1508

Parkersburg, West Virginia 26102

Dear Mr. Adams:

We have acted as counsel to United Bankshares, Inc., a West Virginia corporation (“United Bankshares”), in connection with the proposed merger (“Merger”) of Cardinal Financial Corporation, a Virginia corporation (“Cardinal”), with and into UBV Holding Company, LLC, a Virginia limited liability company (“Merger Sub”), pursuant to the Agreement and Plan of Reorganization executed by United Bankshares, Merger Sub and Cardinal dated as of August 17, 2016 (the “Agreement and Plan of Reorganization”). Merger Sub is the direct, wholly-owned subsidiary of United Bankshares.

At your request, and in connection with the filing by United Bankshares of a Registration Statement on Form S-4, including the prospectus and joint proxy statement contained therein with the Securities and Exchange Commission (the “Commission”), we are rendering our opinions concerning material United States federal income tax matters.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Agreement and Plan of Reorganization.

REPRESENTATIONS

With your permission, we have relied upon statements and representations set forth in the Agreement and Plan of Reorganization, in the Registration Statement on Form S-4, and any exhibits attached thereto, initially filed on December 9, 2016, as amended or supplemented through the date hereof (the “Registration Statement”), and in letters of each of United Bankshares and Cardinal addressed to this firm and LeClair Ryan, A Professional Corporation, counsel to Cardinal, dated December 9, 2016, concerning the Merger (collectively, the “Tax Certificates”). The relevant facts concerning the Merger are set forth in the Agreement and Plan of Reorganization and the Registration Statement. The facts and the description of the Merger set forth in the Agreement and Plan of Reorganization and the Registration Statement are incorporated herein by this reference.

Richard M. Adams

February 3, 2017

ASSUMPTIONS

In rendering the opinions set forth below, we have assumed, with your permission, that (i) the Merger will be consummated in accordance with the Agreement and Plan of Reorganization and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement and Plan of Reorganization and the Registration Statement are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time (other than the information provided in the Registration Statement under the caption “The Merger – Material U.S. Federal Income Tax Consequences”), (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement and Plan of Reorganization, (iv) none of the documents that have been executed will be amended, and any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes, (v) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained in the Tax Certificates are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time, and (vi) any statements and representations made in the Tax Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct without such qualification. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement and Plan of Reorganization or the Registration Statement, our opinions as expressed below may be adversely affected.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Plan of Reorganization and (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

OPINION

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”, (i) we are of the opinion that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) the discussion in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger.

Richard M. Adams

February 3, 2017

We express no opinion on any issue relating to the tax consequences of the transaction contemplated by the Registration Statement other than the opinion set forth above. It should be noted that the opinions expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, the opinions expressed in this letter may become inapplicable. We assume no responsibility to inform the addressee hereof of any such change or difference that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in respect to the shares of United Bankshares Common Stock to be issued in connection with the Merger, and to the reference to this opinion under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” and elsewhere in the prospectus and proxy statement included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Bowles Rice LLP